Pilgrim's Pride Corporation

Second Amendment to Secured Credit Agreement and Waiver


Harris Trust and Savings Bank
Chicago, Illinois

FBS Ag Credit, Inc.
Denver, Colorado

Internationale Nederlanden (U.S) Capital Corporation, formerly known as Internationale Nederlanden Bank N. V. ("ING Bank")
New York, New York

Boatmen's First National Bank of Kansas City
Kansas City, Missouri

First Interstate Bank of Texas, N.A.
Dallas, Texas
Ladies and Gentlemen:

        Reference is hereby made to that certain Secured Credit Agreement dated as of May 27, 1993 (the "Credit Agreement") among the undersigned, Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.
        The Banks extend a $75,000,000 revolving credit facility to the Company on the terms and conditions set forth in the Credit Agreement. The Company, the Agent and the Banks now wish to amend the Credit Agreement to permit the Company to pay certain dividends on its capital stock, all on the terms and conditions and in the manner set forth in this Amendment.
1.      Amendments.
        Upon satisfaction of all of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended as follows:
             1.1. Section 7.9(c) of the Credit Agreement shall be amended to read as follows:

                       "(c) from the last day of Fiscal Year 1995 and at all times during each Fiscal Year thereafter, an amount in any Fiscal Year equal to the minimum amount required to be maintained during the preceding Fiscal Year plus an amount equal to 75% of the Company's Net Income (but not less than zero) during such Fiscal Year, if the Company's Leverage Ratio for such Fiscal Year is equal to or greater than 0.5 to 1, or 50% of the Company's Net Income (but not less than zero) if the Company's Leverage Ratio for such Fiscal Year is less than 0.5 to 1."
             1.2. Section 7.15 of the Credit Agreement shall be amended to read as follows:
          ".c2.Section 7.15. Dividends and Certain Other Restricted Payments;. The Company will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock; provided, however, that if no Potential Default or Event of Default shall exist before and after giving effect thereto, the Company may pay (i) dividends in an aggregate amount not to exceed $1,700,000 in any Fiscal Year, and (ii) dividends permitted under Section 7.15(i) during the immediately preceding Fiscal Year that were declared but not paid in the immediately preceding Fiscal Year."
2.           Waiver.
        Upon satisfaction of the conditions precedent set forth in
Section 3 hereof:
             2.1. The Banks hereby waive non-compliance by the Company with Section 7.15 of the Credit Agreement resulting from a payment of dividends on the Company's capital stock in the amount of $413,839.33 on September 30, 1994.
             2.2. The waiver contained in Section 3.1 of this Amendment is limited to matters set forth in that Section, and the Company agrees that it remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, including Section 7.15 of the Credit Agreement, and that the Banks shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents.
3.      Conditions Precedent.
        The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:
             3.1. The Company and each of the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).
             3.2. Mr. and Mrs. Lonnie A. Pilgrim shall have executed and delivered to the Banks the Guarantors' Consent in the form set forth below.
             3.3. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.
             3.4. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.
             3.5. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.
             3.6. Harris shall have received a written consent from CoBank with respect to this Amendment.
Section 4.           Representations And Warranties.
           Section 4.1. The Company, by its execution of this Amendment, hereby represents and warrants the following:
                   (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under
Section 5.3 shall be deemed to refer to the most recent annual report furnished to the Banks by the Company; and
                   (b) the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.
5.      Miscellaneous.
             5.1. The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re: Accounts Receivable, Farm Products and Inventory dated as of May 27, 1993 (the "Security Agreement") and the Company hereby agrees that the Security Agreement shall secure all of the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
             5.2. Except as specifically amended herein the Credit Agreement and the Notes shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement or Notes being sufficient to refer to the Credit Agreement or the Notes as amended hereby.
             5.3. The Company agrees to pay all out-of-pocket costs and expenses incurred by the Agent and Banks in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the fees and expenses of Messrs. Chapman and Cutler.
             5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.
             5.5. (a) This Amendment and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois, except to the extent provided in Section 5.5(b) hereof and to the extent that the Federal laws of the United States of America may otherwise apply.
              (b) Notwithstanding anything in Section 5.5(a) hereof to the contrary, nothing in this Amendment, the Credit Agreement, the Notes, or the Other Loan Documents shall be deemed to constitute a waiver of any rights which the Company, the Agent or any of the Banks may have under the National Bank Act or other applicable Federal law.
        Dated as of December 6, 1994.
Pilgrim's Pride Corporation

By      Lonnie Bo Pilgrim
        Its Chief Executive Officer

Accepted and Agreed to as of the day and year last above written.

Harris Trust And Savings Bank individually and as Agent
By Carl Blackham
   Its Vice President

FBS Ag Credit, Inc.
By Douglas Hoffner
   Its Vice President

Internationale Nederlanden (U.S.) Capital Corporation, formerly known as Internationale
Nederlanden Bank N. V.
By Daniel W. Lamprecht
   Its Vice President

Boatmen's First National Bank of Kansas City
By Randy Anders
   Its Vice President

First Interstate Bank of Texas, N.A.
By Ken Taylor
   Its Banking Officer

Guarantors' Consent
The undersigned, Lonnie A. Pilgrim and Patty R. Pilgrim, have executed and delivered a Guaranty
Agreement dated as of May 27, 1993 (the "Guaranty") to the Banks. As an additional inducement to and in consideration of the Banks' acceptance of the foregoing Amendment, the undersigned hereby agree with the Banks as follows:
                 1.     Each of the
undersigned consents to the execution of the foregoing Amendment by the Company and acknowledges that this consent is not required under the terms of the Guaranty and that the execution hereof by the undersigned shall not be construed to require the Banks to obtain the undersigneds' consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in said Guaranty. Each of the undersigned hereby agrees that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Company to the Banks, the Agent and under the Credit Agreement, as amended pursuant to the foregoing Amendment. Each of the undersigned further agrees that the Guaranty shall be and remain in full force and effect.
                  2. All terms used herein shall have the same meaning as in the foregoing Amendment, unless otherwise expressly defined herein.

                                       Dated as of December 6, 1994.


                                     Lonnie A. Pilgrim

                                     Patty R. Pilgrim